Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-259265, 333-251394, 333-276244) and Form S-8 (Nos. 333-270697, 333-263665, 333-251904, 333-263662, 333-252647, 333-250179, 333-270698, 333-263664) of Liquidia Corporation of our report dated March 13, 2024 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
March 13, 2024